December 16, 2004

For further information,

Contact: James L. Ryan

Bank of Walnut Creek

(925) 932-5353 Ext. 200

Walnut Creek, CA . . .

BWC FINANCIAL CORP. DECLARES STOCK DIVIDEND

         James L. Ryan, Chairman of the Board and Chief Executive Officer of BWC Financial Corp., announced a resolution of the Board of Directors authorizing a 10% stock dividend to shareholders of the Corporation.

        The dividend will be distributed on January 5, 2005, to shareholders of record as of December 27, 2004. Fractional shares will be paid in cash.

        BWC Financial Corp. is the holding company for Bank of Walnut Creek and BWC Mortgage Services. Founded in 1980, the Bank’s headquarters and main office are at 1400 Civic Drive, Walnut Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and Livermore, with a regional commercial banking office in San Jose. BWC Mortgage Services, with headquarters at 3130 Crow Canyon Place in San Ramon, has mortgage consultants in each of the Bank’s branch offices and additional offices in Concord, Tahoe City, Reno and Las Vegas.

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Nasdaq: BWCF

http://www.bowc.com